FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
SECOND QUARTER 2011 RESULTS
Suwanee, Ga. (July 27, 2011) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the second quarter 2011.
Revenues in the second quarter 2011 were $265.8 million as compared to second quarter 2010 revenues of $280.4 million and as compared to first quarter 2011 revenues of $267.4 million. Through the first half of 2011 and 2010, revenues were $533.2 million and $547.1 million, respectively.
Adjusted net income (a non-GAAP measure) in the second quarter 2011 was $0.24 per diluted share, compared to $0.24 per diluted share for the second quarter 2010 and $0.16 per diluted share for the first quarter 2011. Year to date, adjusted net income was $0.40 per diluted share for 2011 as compared to $0.48 per diluted share in 2010.
GAAP net income in the second quarter 2011 was $0.13 per diluted share, as compared to second quarter 2010 GAAP net income of $0.15 per diluted share and first quarter 2011 GAAP net income of $0.09 per diluted share. Year to date, GAAP net income was $0.23 per diluted share in 2011 as compared to GAAP net income of $0.30 per diluted share in 2010. Significant GAAP items that have been excluded in computing adjusted net income and adjusted net income per diluted share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin for the second quarter 2011 was 40.2%, which compares to the second quarter 2010 gross margin of 40.4% and the first quarter 2011 gross margin of 36.3%.
The Company ended the second quarter 2011 with $591.5 million of cash, cash equivalents and short-term investments, down in the aggregate by approximately $71.9 million from the end of the second quarter 2010, and down $28.1 million from the end of the first quarter 2011. During the second quarter 2011, the Company repurchased approximately 5.1 million shares of ARRIS common stock for $57.6 million. The Company generated $31.4 million of cash from operating activities during the second quarter 2011 and $27.8 through the first six months of 2011, which compares to $35.2 million and $83.4 generated during the same periods in 2010.
Order backlog at the end of the second quarter 2011 was $154.2 million as compared to $174.1 million and $177.5 million at the end of the second quarter 2010 and the first quarter 2011, respectively. The Company’s book-to-bill ratio in the second quarter 2011 was 0.91 as compared to the second quarter 2010 of 0.92 and the first quarter 2011 of 1.14.
“I am pleased with our second quarter financial results,” said Bob Stanzione, ARRIS Chairman & CEO. “I am particularly gratified by the high level of customer acceptance of our new higher density C4 CMTS line cards and software upgrades and the increasing interest and demand for our Home Media Gateway. The strong level of interest and traction with these and other new ARRIS products bodes well for the remainder of 2011.”
During the quarter the Company announced that Shaw Communications Inc., Canada’s largest television provider with over 3.4 million subscribers, launched the ARRIS Whole Home Solution in its Calgary system, to be followed by a nationwide launch in its other markets. Marketed as the Shaw Gateway experience, the platform will initially feature the solution’s multi-room Personal Video Recorder (PVR) functionality — consisting of a six-tuner, multi-room HD PVR with 500 GB storage; customized, intuitive User Interface; 4 port Ethernet home networking router; MOCA® 1.1+ home networking technology; and 802.11n capabilities.
“With respect to the third quarter 2011, we now project that revenues for the Company will be in the range of $270 to $290 million, with adjusted net income per diluted share in the range of $0.19 to $0.23 and GAAP net income per diluted share in the range of $0.09 to $0.13,” said David Potts, ARRIS EVP & CFO. “Our guidance reflects the continued rollout of our new C4 CMTS line card capacity upgrade as well as the new Home Gateway.”
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, July 27, 2011, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4214 or 617-213-4866 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 59411438 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 3, 2011 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 42579746. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	revenues and net income for the third quarter 2011, full year 2011 and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the third quarter 2011 as well as the general outlook for 2011 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; possible acquisitions and dispositions; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its March 31, 2011 Form 10-Q. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
# # # # #

Exhibit 99.1
ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
ASSETS

Current assets:
Cash and cash equivalents	$360,281	$358,747	$353,121	$351,894	$370,932
Short-term investments, at fair value	231,254	260,862	266,981	288,463	292,421

Total cash, cash equivalents and short term investments	591,535	619,609	620,102	640,357	663,353

Restricted cash	3,646	4,176	4,937	4,480	4,478
Accounts receivable, net	152,436	149,976	125,933	133,915	139,673
Other receivables	406	5,275	6,528	2,654	6,368
Inventories, net	113,020	105,787	101,763	89,203	78,830
Prepaids	10,272	12,115	9,237	8,934	10,196
Current deferred income tax assets	22,681	20,450	19,819	28,585	30,469
Other current assets	25,216	33,535	33,054	28,347	21,329

Total current assets	919,212	950,923	921,373	936,475	954,696

Property, plant and equipment, net	57,100	56,617	56,306	56,816	56,128
Goodwill	233,440	233,471	234,964	235,109	235,122
Intangible assets, net	150,728	159,672	168,616	177,560	186,529
Investments	34,237	32,787	31,015	29,591	29,485
Noncurrent deferred income tax assets	9,839	10,183	6,293	6,560	6,127
Other assets	5,878	5,798	5,520	6,129	6,755

	$1,410,434	$1,449,451	$1,424,087	$1,448,240	$1,474,842

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,825	$35,796	$50,736	$52,011	$72,652
Accrued compensation, benefits and related taxes	20,832	26,278	28,778	25,913	20,696
Accrued warranty	3,300	2,931	2,945	3,504	3,539
Deferred revenue	47,166	43,019	31,625	36,029	44,913
Current portion of long-term debt	—	—	—	12	50
Other accrued liabilities	17,805	17,594	18,847	25,891	24,476

Total current liabilities	116,928	125,618	132,931	143,360	166,326
Long-term debt, net of current portion	208,336	205,447	202,615	204,053	212,914
Accrued pension	17,730	17,472	17,213	17,383	17,058
Noncurrent income taxes payable	21,845	21,844	17,702	16,509	16,523
Noncurrent deferred income tax liabilities	24,808	25,827	29,151	32,193	28,705
Other noncurrent liabilities	17,367	18,271	15,406	14,926	15,704

Total liabilities	407,014	414,479	415,018	428,424	457,230

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,443	1,438	1,409	1,406	1,405
Capital in excess of par value	1,228,729	1,219,615	1,206,157	1,199,184	1,194,829
Treasury stock at cost	(202,933)	(145,286)	(145,286)	(115,248)	(99,645)
Unrealized gain (loss) on marketable securities	1,530	1,244	392	(374)	217
Unfunded pension liability	(5,813)	(5,813)	(5,813)	(6,041)	(6,041)
Accumulated deficit	(19,352)	(36,042)	(47,606)	(58,927)	(72,969)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,003,420	1,034,972	1,009,069	1,019,816	1,017,612

	$1,410,434	$1,449,451	$1,424,087	$1,448,240	$1,474,842

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net sales	$265,799	$280,355	$533,235	$547,052
Cost of sales	158,901	167,077	329,391	321,263

Gross margin	106,898	113,278	203,844	225,789

Operating expenses:
Selling, general, and administrative expenses	35,868	34,458	72,706	69,576
Research and development expenses	36,629	35,538	72,669	69,903
Restructuring charges	—	21	—	73
Amortization of intangible assets	8,944	9,022	17,888	18,043

	81,441	79,039	163,263	157,595

Operating income	25,457	34,239	40,581	68,194
Other expense (income):
Interest expense	4,180	4,765	8,405	9,195
(Gain) loss on investments	(334)	114	(757)	(31)
Loss on foreign currency	79	457	967	189
Interest income	(886)	(696)	(1,664)	(1,070)
Gain on debt redemption	—	(115)	—	(115)
Other (income) expense, net	(419)	(131)	(532)	(173)

Income from continuing operations before income taxes	22,837	29,845	34,162	60,199
Income tax expense	6,147	10,071	5,908	21,434

Net income	$16,690	$19,774	$28,254	$38,765

Net income per common share:
Basic	$0.14	$0.16	$0.23	$0.31

Diluted	$0.13	$0.15	$0.23	$0.30

Weighted average common shares:
Basic	121,800	126,584	122,047	126,277

Diluted	123,711	129,717	124,720	129,848

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Operating Activities:
Net income	$16,690	$19,774	$28,254	$38,765
Depreciation	5,813	5,697	11,668	11,056
Amortization of intangible assets	8,944	9,022	17,888	18,043
Amortization of deferred finance fees	163	177	326	357
Non-cash interest expense	2,889	2,884	5,721	5,767
Deferred income tax provision (benefit)	(3,559)	2,154	(11,403)	(2,341)
Stock compensation expense	5,925	5,752	11,209	10,273
Provision for doubtful accounts	—	(3)	—	292
Gain on debt retirement	—	(115)	—	(115)
Loss on disposal of fixed assets	(1)	21	33	32
Loss (gain) on investments	(334)	115	(757)	(31)
Excess tax benefits from stock-based compensation plans	453	(161)	(3,247)	(2,647)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(4,073)	(463)	(28,116)	3,743
Other receivables	5,583	(3,590)	6,117	(1,170)
Inventory	(7,233)	1,077	(11,257)	17,021
Income taxes payable/recoverable	10,332	(12,175)	12,592	(3,008)
Accounts payable and accrued liabilities	(6,820)	5,312	(13,868)	(19,623)
Other, net	(3,382)	(281)	2,649	6,993

Net cash provided by operating activities	31,390	35,197	27,809	83,407

Investing Activities:
Purchases of investments	(43,480)	(188,650)	(142,841)	(231,086)
Disposals of investments	73,482	53,054	179,431	55,154
Purchases of property & equipment, net	(6,296)	(5,611)	(12,547)	(10,265)
Cash proceeds from sale of property & equipment	1	3	43	243

Net cash provided by (used in) investing activities	23,707	(141,204)	24,086	(185,954)

Financing Activities:
Payment of debt obligations	—	(37)	—	(74)
Early redemption of long-term debt	—	(4,800)	—	(4,800)
Repurchase of common stock	(57,647)	(20,626)	(57,647)	(23,685)
Excess income tax benefits from stock-based compensation plans	(453)	161	3,247	2,647
Repurchase of shares to satisfy employee tax withholdings	—	(432)	(8,245)	(6,425)
Fees and proceeds from issuance of common stock, net	4,547	2,629	17,910	5,251

Net cash used in financing activities	(53,553)	(23,105)	(44,735)	(27,086)
Net increase (decrease) in cash and cash equivalents	1,544	(129,112)	7,160	(129,633)
Cash and cash equivalents at beginning of period	362,747	500,044	357,121	500,565

Cash and cash equivalents at end of period	$364,291	$370,932	$364,281	$370,932

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data) (unaudited)

	Q1 2011		Q2 2011		First Half 2011
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$11,564	$0.09	$16,690	$0.13	$28,254	$0.23

Highlighted items:
Impacting gross margin:
Stock compensation expense	437	—	557	—	994	0.01

Impacting operating expenses:
Amortization of intangible assets	8,944	0.07	8,944	0.07	17,888	0.14
Stock compensation expense	4,847	0.04	5,368	0.04	10,215	0.08

Impacting other (income) / expense:
Non-cash interest expense	2,832	0.02	2,889	0.02	5,721	0.05
Impacting income tax expense:
Adjustments of income tax valuation allowances, research & development credits and other	(3,583)	(0.03)	—	—	(3,583)	(0.03)

Tax related to highlighted items above	(5,024)	(0.04)	(4,915)	(0.04)	(9,939)	(0.08)

Total highlighted items	8,453	0.07	12,843	0.10	21,296	0.17

Net income excluding highlighted items	$20,017	$0.16	$29,533	$0.24	$49,550	$0.40

Weighted average common shares — diluted		125,732		123,711		124,720

	Q1 2010		Q2 2010		First Half 2010
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$18,991	$0.15	$19,774	$0.15	$38,765	$0.30

Highlighted items:
Impacting gross margin:
Stock compensation expense	433	—	481	—	914	0.01

Impacting operating expenses:
Acquisition costs, restructuring and other	52	—	21	—	73	—
Amortization of intangible assets	9,022	0.07	9,022	0.07	18,044	0.14
Stock compensation expense	4,088	0.03	5,272	0.04	9,360	0.08

Impacting other (income) / expense:
Non-cash interest expense	2,883	0.02	2,884	0.02	5,767	0.05
Gain on retirement of debt	—	—	(115)	—	(115)	—

Impacting income tax expense:

Adjustments of income tax valuation allowances, research & development credits and other	1,222	0.01	(351)	—	871	0.01

Tax related to highlighted items above	(5,505)	(0.04)	(6,170)	(0.05)	(11,675)	(0.09)

Total highlighted items	12,195	0.09	11,044	0.09	23,239	0.18

Net income excluding highlighted items	$31,186	$0.24	$30,818	$0.24	$62,004	$0.48

Weighted average common shares — diluted		129,975		129,717		129,848

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In the first quarter of 2011 and in the first and second quarters of 2010, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.